EXHIBIT 21.1

DESIGNER BRANDS INC.
LIST OF SUBSIDIARIES

Ref. No.	Name	Jurisdiction of Incorporation	Parent Company No.
1	Designer Brands Inc.	Ohio	N/A
2	DSW Shoe Warehouse, Inc.	Missouri	1
3	Brand Card Services LLC	Ohio	1
4	DSW Information Technology LLC	Ohio	1
5	eTailDirect LLC	Delaware	2
6	Ebuys, Inc.	California	2
7	DSW MS LLC	Ohio	1
8	DSW Leased Business Division LLC aka Affiliated Business Group	Ohio	2
9	810 AC LLC	Ohio	1
10	DSW PR LLC	Puerto Rico	2
11	Retail Ventures Services, Inc.	Ohio	7
12	DSW Shoe Warehouse Lux S.a.r.l.	Luxembourg	2
13	Designer Brands Canada Inc.	Canada	12
14	Camuto LLC	Ohio	2
15	Designer Brand Licensing LLC	Ohio	2
16	Camuto Overseas Holding Subsidiary LLC	Ohio	14
17	Victory Assessoria EM Compras EIRELLA	Brazil	16
18	CGA Design Ltd	Hong Kong	16
19	CGA Dongguan Ltd	China	18
20	VCJS LLC	Connecticut	14
21	VCS Group LLC	Delaware	14
22	Article II JV, LLC	Delaware	21
23	BC/VC Ventures LLC	Delaware	21
24	Vincent Camuto LLC	Connecticut	14
25	CCI Operations LLC	Ohio	14
26	VC Footwear LLC	Connecticut	25
27	VC Line Building Services LLC	Connecticut	25
28	Hot on Time LLC	Connecticut	25
29	Sole Society Group Inc.	Delaware	25
30	ABG-Camuto, LLC	Delaware	15
31	BRX DBI Joint Venture LLC	Delaware	21